Exhibit 99.1

Mission Resources to Evaluate Strategic Alternatives

    HOUSTON--(BUSINESS WIRE)--July 20, 2004--Mission Resources Corporation (Nasdaq:MSSN) announced today that it has retained Petrie Parkman & Co. to assist the Company in evaluating strategic alternatives designed to enhance shareholder value. There can be no assurance that any transaction will be entered into or completed as a result of this process.
    "Our management team has been and remains focused on building shareholder value by strengthening our balance sheet, high-grading our asset base, developing a robust prospect inventory and implementing an effective operations program," said Robert L. Cavnar, Mission's chairman, president and chief executive officer. "We believe it is now appropriate to consider additional options that could benefit our shareholders."
    Mission Resources Corporation is a Houston-based independent exploration and production company that drills for, acquires, develops and produces natural gas and crude oil primarily in the Permian Basin (in West Texas and Southeastern New Mexico), along the Texas and Louisiana Gulf Coast and in both the state and federal waters of the Gulf of Mexico.
    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

    CONTACT: Mission Resources Corporation, Houston
             Ann Kaesermann, 713-495-3100
             investors@mrcorp.com